Exhibit 99.1

McGraw Hill, Inc. Announces Successful Completion of Refinancing Transactions

Strengthens Balance Sheet with $50 Million Prepayment

COLUMBUS, Ohio, October 9, 2026 – McGraw Hill, Inc. (the “Company”) announced today that it has completed a series of refinancing transactions that extend the maturities of certain of its outstanding indebtedness and enhance the Company’s financial flexibility.

As part of the refinancing transactions, McGraw-Hill Education, Inc., the Company’s wholly-owned subsidiary (the “Issuer”), completed its previously announced private offering (the “Offering”) of $400 million in aggregate principal amount of 8.000% senior secured notes due 2033 (the “Notes”).

The Company also announced the closing of $930 million of senior secured term loans (the “A&E Term Loan Facility”), to be incurred under the Issuer’s amended and restated senior secured cash flow credit agreement.

The Issuer used the net proceeds from the Offering, together with borrowings under the A&E Term Loan Facility, to (i) redeem in full the Issuer’s outstanding 5.750% Secured Notes due 2028 and (ii) refinance its existing term loan facility.

In connection with the Offering and the A&E Term Loan Facility, the Issuer has also (i) refinanced its senior secured cash flow revolving credit facility to, among other things, extend its maturity to October 2031, increase available commitments thereunder to $150 million and reduce the interest rate applicable thereto and (ii) amended its senior secured ABL revolving credit agreement to, among other things, extend its maturity to October 2031.

As previously announced on October 1, 2026, the Company also recently strengthened its balance sheet with a $50 million prepayment of principal under its then-outstanding term loan facility.

“We continue to reduce gross debt while we proactively extended our maturity wall, optimizing market conditions and recent rating agency upgrades, marking another step in our efforts to strengthen our capital structure over time,” said Bob Sallmann, Executive Vice President and Chief Financial Officer. “These transactions offer us the ability to continue to reduce our gross debt over time, as we remain firmly committed to our net debt to Adjusted EBITDA leverage ratio target of 2.0-2.5x.”

This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes, the related guarantees or any other security and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

About McGraw Hill

McGraw Hill (NYSE: MH) is a leading global provider of education solutions for K-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is the 52-week period ended March 31.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and in other filings made with the U.S. Securities and Exchange Commission. In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contact:

Danielle Kloeblen

Danielle.kloeblen@mheducation.com

Zack Ajzenman

Zack.ajzenman@mheducation.com

Lizzie Kenter

Lizzie.kenter@mheducation.com

Media Contact:

Cathy McManus

Cathy.mcmanus@mheducation.com

Tyler Reed

Tyler.reed@mheducation.com

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